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                                                                   Exhibit 6.21

                           FORM OF ASSIGNMENT OF STOCK

AGREEMENT made this ___ day of May, 2000, (Agreement) by and between Bob Austin, Sr., (Assignor) and Michael Hess, Robert Orr, Leland Orr and Shawn Lowry (collectively, Assignees).

                                    RECITALS

WHEREAS, Austin Agency, Inc., of which Assignor is sole shareholder, shall execute a promissory note of even date herewith to Brooke Credit Corporation
(BCC) in the principal amount of _______ (Note);

WHEREAS, BCC's extension of credit is contingent upon receipt of personal guaranties of the Note from qualified individuals;

WHEREAS, Assignor desires Assignees to guarantee the Note in exchange for Assignor's assignment of shares of Austin Agency, Inc. (Company) common stock and Assignees desire to guaranty the Note in exchange for such shares;

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties agree as follows:

Assignor shall irrevocably assign to each individual Assignee ___________ shares of the common stock of the Company which represent 6.25% of the issued and outstanding common stock of the Company. Assignor shall deliver to each individual Assignee stock certificates with assignment and stock powers evidencing ownership of such shares, with full warranties of title, free and clear of all encumbrances.

Each Assignee shall execute a personal guaranty jointly and severally guarantying to BCC the full and prompt payment when due of the debts, liabilities and obligations evidenced the Note.

Assignees represent and warrant they have the requisite power to execute, deliver and perform all obligations hereunder. Assignor represents and warrants: he has the power to execute, deliver and perform all obligations hereunder; he has taken all actions required by law or otherwise to authorize such execution, delivery and performance; as of the date hereof, the authorized common stock of the Company consists of ______ shares, _______ of which are issued and outstanding; there are no liens, claims or encumbrances against the shares assigned; and, Assignor has full and unlimited authority to dispose of such shares.

This Agreement embodies the entire agreement between the parties. No agreements, representations or warranties between the parties exist. This Agreement may be modified and amended only upon written agreement of the parties. In the event that any provision of this Agreement is declared invalid, it shall not nullify the remaining terms of this Agreement. This Agreement shall be binding upon, and be enforceable by, the parties and their respective successors and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same agreement.

EXECUTED as of the date and year first above written,

Bob Austin, Sr.             Robert Orr                Michael Hess

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Leland Orr                  Shawn Lowry               Spouse - Maura Austin

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                             IRREVOCABLE STOCK POWER

                  FOR VALUE RECEIVED, the undersigned does hereby sell,
                             assign, and transfer to:

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___________ shares of common stock (the "Stock") of Austin Agency, Inc., a
Texas corporation (the "Company") standing in the name of the undersigned on the books of the Company.

         The undersigned does hereby irrevocably constitute and appoint _________ as attorney to transfer the Stock on the books of the Company, with full power of substitution in the premises.

Dated, May 15, 2000



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                                        Bob Austin, Sr.